SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



    Date of Report (Date of earliest event reported) March 8, 2002
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


Pennsylvania                     0-10822                     25-1229323
(State of other jurisdiction  (Commission File Number)     (IRS Employer
   of incorporation)                                     Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
       (Address of principal executive offices)                 (Zip Code)


 Registrant's telephone number, including area code (412)429-0673


  -----------------------------------------------------------
  (Former name or former address, if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced today that its had withdrawn its registration statement on Form S-1 until its financial statement can be updated with its audited financial statement for year ending
          December 31, 2001. The company stressed that the withdrawal will not jeopardize its recently announced $25 million funding commitment, as confirmed by the funder, J.P. Carey Asset
          Management.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  March 8, 2002




BICO WITHDRAWS REGISTRATION TO UPDATE FINANCIAL STATEMENTS

     Withdrawal will not jeopardize funding commitment

     Pittsburgh,  PA - March 08, 2002 - BICO,  Incorporated
(OTCBB:BIKO)  announced today that  it  has  withdrawn  its
registration  statement  on Form S-1  until  its  financial
statement   can  be  updated  with  its  audited  financial
statement for year ending December 31, 2001. The Company stressed that the withdrawal will not jeopardize its recently announced $25 million funding commitment, as confirmed by the funder, J.P. Carey Asset Management, in its statement: "We agree that the withdrawal is the best approach and assure BICO that it will not affect our funding commitment."

     As soon as the updated financials are available, which BICO believes will be soon since the process is already underway, the registration statement will be resubmitted.

     BICO has its corporate offices in Pittsburgh, PA and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax
INVESTOR    RELATIONS   NEWSLINE   NUMBER:   1.800.357.6204
www.bico.com